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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K/A of Weatherford International, Inc. (formerly EVI Weatherford, Inc.) of our report dated June 15, 1998 on the consolidated financial statements of Weatherford International, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and to the incorporation by reference of such report into Weatherfod International, Inc.'s previously filed Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-64349, 333-13531, 333-24133,
333-39587, 333-44345, 333-45207, 333-49527, 333-53633, 333-58741 and 333-65663.



ARTHUR ANDERSEN LLP
Houston, Texas
December 7, 1998